Exhibit 99.1

FOR IMMEDIATE RELEASE

MAY 16, 2019

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream CEO Presents at MLP & Energy Infrastructure Conference - Connecting the Value Chain

Audio webcast now available at EnLink.com

DALLAS, May 16 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink or ENLC) announced today that Michael J. Garberding, EnLink President and Chief Executive Officer, presented at the MLP & Energy Infrastructure Conference - Connecting the Value Chain in Las Vegas at 7 p.m. Eastern Time on Wednesday, May 15.

An audio webcast of the presentation is archived on the Investors’ page located at www.EnLink.com and will be available for 364 days following the event.

The presentation utilized the First Quarter 2019 Operations Report, which is available on the Investors’ page of www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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